EXHIBIT A

     Pursuant to Rule 13d-1(f)(l)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf and in the capacities set out herein below.

Dated: December 9, 1996            HANSEATIC CORPORATION



                                   By s/Paul A. Biddelman
                                     ----------------------------
                                     Paul A. Biddelman, Treasurer



Dated: December 9, 1996            s/Wolfgang Traber
                                   ------------------------------
                                   Wolfgang Traber